UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2024 (September 30, 2024)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale of High Mountain Door & Trim Inc.

On September 30, 2024, 1847 Holdings LLC (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with BFS Group LLC (the “Buyer”), and the Company’s majority owned subsidiary High Mountain Door & Trim Inc. (“HMDT”), pursuant to which the Company agreed to sell substantially all of the assets of HMDT to the Buyer (the “Disposition”). The closing of the Disposition was completed on September 30, 2024.

Pursuant to the terms of the Purchase Agreement, the Buyer acquired HMDT for an aggregate cash only purchase price of $17,000,000, subject to certain pre-closing and post-closing adjustments (the “Purchase Price”). At closing, the Purchase Price was subject to a working capital adjustment and was also reduced by the amount of outstanding indebtedness repaid at closing (as more particularly described below) or assumed by the Buyer, as well as certain transaction expenses. Additionally, the Purchase Price was reduced by $1,700,000, which may be used for certain post-closing payments (the “Holdback Amount”).

The Purchase Price is also subject to a post-closing adjustment. Under this provision, HMDT delivered to the Buyer an estimated closing statement forth the estimated closing date payment amount, which included, among other things, HMDT’s estimate of the net working capital of HMDT and its business (the “Net Working Capital”) as of the closing date, calculated in accordance with the Purchase Agreement. Within 90 to 120 days following the closing date, the Buyer must deliver to HMDT a final closing statement setting forth its determination of the actual closing date payment amount, including, among other things, the Buyer’s determination of the Net Working Capital as of the closing date (the “Final Net Working Capital Calculation”). If the actual closing date payment amount exceeds the estimated closing date payment amount, the Buyer must, within ten business days, pay to HMDT an amount of cash that is equal to such excess. If the estimated closing date payment amount exceeds the actual closing date payment amount, HMDT must, within ten business days, pay to the Buyer an amount in cash equal to such excess. If HMDT fails to make such payment, the Buyer will have the right to recover such amount from the Holdback Amount.

Under the Purchase Agreement, the Buyer must use commercially reasonable efforts in the ordinary course of business to collect accounts receivable in a manner no less rigorous than the collection efforts used in Buyer’s own business operations, but is entitled to compensation for any uncollected accounts from the Holdback Amount. In addition, the Purchase Agreement provides that the Buyer must use commercially reasonable efforts in the ordinary course of business to finish and sell any special order or custom inventory that was included in the final net working capital, but is entitled to compensation, on the one-year anniversary of the closing, for any unsold special order or custom inventory from the Holdback Amount.

The Purchase Agreement contains customary representations, warranties and covenants, including customary restrictive covenants.

The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of the indemnification provided by the Company and HMDT with respect to breaches of certain non-fundamental representations and warranties, the Company and HMDT will only become liable for indemnified losses if the amount exceeds an aggregate of $85,000, whereupon the Company and HMDT will be liable for all losses from the first dollar of such losses, provided that the liability of the Company and HMDT for breaches of certain non-fundamental representations and warranties shall not exceed $1,700,000. In the case of the indemnification provided by the Buyer with respect to breaches of certain non-fundamental representations and warranties, the Buyer will only become liable for indemnified losses if the amount exceeds an aggregate of $85,000, whereupon the Buyer will be liable for all losses that exceed such threshold, provided that the liability of the Buyer for breaches of certain non-fundamental representations and warranties shall not exceed $1,700,000.

Original Issue Discount Promissory Note

On June 28, 2024, the Company’s subsidiary, 1847 Cabinet Inc., a Delaware corporation (“1847 Cabinet”), issued an original issue discount promissory note to Breadcrumbs Capital LLC with a principal amount of up to $2,472,000 (the “Breadcrumbs Note”), which is secured by a lien on all the assets of 1847 Cabinet and its subsidiaries, including the assets of HMDT. In connection with the Disposition and the release of the lien on HMDT’s assets in connection therewith, $1,102,038 of the Purchase Price was used to pay down the Breadcrumbs Note.

Secured Convertible Promissory Notes

On October 8, 2021, the Company issued two secured convertible promissory notes in the principal amount of $16,900,000 and $7,860,000 to SILAC Insurance Company (“SILAC”) and a secured convertible promissory note in the principal amount of $100,000 to Leonite Capital LLC (“Leonite”). Thereafter, (i) on September 1, 2023, SILAC entered into a securities purchase agreement with Altimir Partners LP (“Altimir”), pursuant to which Altimir agreed to purchase the secured convertible promissory note in the principal amount of $16,900,000, $765,306.12 of which was then acquired by Leonite, and (ii) on December 1, 2023, SILAC entered into a securities purchase agreement with Beaman Special Opportunities Partners, LP (“Beaman”), pursuant to which Beaman purchased that the secured convertible promissory note in the principal amount of $7,860,000. All of the foregoing notes were secured by all of the assets of HMDT. In connection with the Disposition and the release of the lien on HMDT’s assets in connection therewith, $5,815,767.91 of the Purchase Price was paid to Altimir and $2,819,710.83 of the Purchase Price was paid to Beaman.

6% Subordinated Convertible Promissory Notes

On October 8, 2021, 1847 Cabinet issued 6% subordinated convertible promissory notes in the aggregate principal amount of $5,880,345 to Steven J. Parkey and Jose D. Garcia-Rendon. In connection with the Disposition, $3,207,057.94 of the Purchase Price was used to repay the remaining principal and interest of the notes in full.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma consolidated financial information giving effect to the Disposition is filed as Exhibit 99.1 attached hereto and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement, dated September 30, 2024, among BFS Group LLC, High Mountain Door & Trim Inc. and 1847 Holdings LLC
99.1	1847 Holdings, LLC Unaudited Pro Forma Condensed Consolidated Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2024	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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